UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 5, 2005

SIPEX CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	000-27892 (Commission file number)	04-6135748 (IRS. Employer Identification No.)

233 South Hillview Drive
Milpitas, CA 95053
(Address of principal executive offices)

(408) 934-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

     On April 5, 2005, Sipex Corporation (the “Company”) received a Staff Determination notice from The Nasdaq Stock Market stating that the Company is not in compliance with Nasdaq’s Marketplace Rule 4310(c)(14) because the Company has not yet filed its Annual Report on Form 10-K for its fiscal year ended January 1, 2005. The notice states that the Company’s securities will be delisted from The Nasdaq Stock Market at the opening of business on April 14, 2005, unless the Company requests a hearing to appeal the delisting in accordance with Nasdaq Marketplace Rules 4800, et seq. on or before 4:00 p.m. Eastern Time on April 12, 2005. According to Nasdaq regulations, if a hearing request is made in a timely manner, the request will stay the delisting of the Company’s securities pending the outcome of the hearing.

     On April 6, 2005, the Company issued a press release announcing the receipt of the delisting notice from Nasdaq and its intention to request a hearing to appeal the delisting of its securities. A copy of the press release issued by the Company concerning the foregoing is attached hereto as Exhibit 99.1. There can be no assurances that the hearing panel will grant the Company’s request for continued listing.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

99.1	Press release, dated April 6, 2005, entitled “Sipex Receives Nasdaq Delisting Notification”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SIPEX CORPORATION (Registrant)
Dated: April 6, 2005	By:	/s/ Clyde R. Wallin
Clyde R. Wallin
Chief Financial Officer and Sr. VP of Finance

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release, dated April 6, 2005, entitled “Sipex Receives Nasdaq Delisting Notification”